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                  SHAREHOLDER DISTRIBUTION AND ESCROW AGREEMENT

                  SHAREHOLDER DISTRIBUTION AND ESCROW AGREEMENT (this "Agreement"), dated as of [_______],1/ 1996 among SLEEPY'S, INC., a New York corporation (the "Company"), HARRY ACKER, an individual residing at 61 Bay Colony Drive, Fort Lauderdale, Florida ("Acker") and [________], as escrow agent (the "Escrow Agent").

                                              R E C I T A L S

                  WHEREAS, the Company proposes to sell in a public offering (the "Public Offering") up to 1,581,250 shares of its common stock, par value $0.01 per share, pursuant to a registration statement (File No. 333-05543) filed with the Securities and Exchange Commission (the "Registration Statement");

                  WHEREAS, concurrently herewith, the Company, Acker and Gerard Klauer Mattison & Co., LLC (the "Representative") are entering into an Underwriting Agreement dated the date hereof (the "Underwriting Agreement") to effect the Public Offering, and Acker and the Company propose to effect the transactions (the "Reorganization Transactions") described in the Registration Statement under the caption "Reorganization of the Company and Change in Tax Status";

- --------
1/       The date of the Underwriting Agreement.





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                  WHEREAS, prior to the date hereof (the "Effective Date"), the
Company has been taxed as an S corporation under the Internal Revenue Code of 1986, as amended, but the S corporation election of the Company will terminate upon consummation of the Reorganization Transactions;

                  WHEREAS, on the Closing Date (as defined in the Underwriting Agreement), Acker will be entitled to receive a distribution of the Company's undistributed S corporation earnings through the date hereof net of any advances against such earnings previously paid to Acker and net of any amounts owed by Acker to the Company (the "S Corporation Distribution"); and

                  WHEREAS, the Company and Acker agree that the Company will deposit a portion of the S Corporation Distribution to Acker into an escrow account to be held in accordance with the terms of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1.       Distribution to Acker; Establishment of Escrow Fund.

                       1.1 Company's Obligation to Acker. The Company agrees to distribute to Acker the S Corporation Distribution, pursuant to Sections 1.2,
1.3 and 1.4.

                       1.2 Initial Distribution. On the Closing Date, the Company agrees to pay and shall pay to Acker the excess of (a) the Unaudited Net Retained





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                                                                               3




Earnings Amount (as hereafter defined) over (b) the Escrow Deposit, as provided for in Section 1.3. As used herein "Unaudited Net Retained Earnings Amount" means the S corporation earnings of the Company net of any advances against such earnings previously paid to Acker and net of any amounts owed by Acker to the Company, in each case as reflected in the [consolidated balance sheets] of the Company and its subsidiaries as of [June 30, 1996].2/

                       1.3 Deposit; Establishment of Escrow Account. On the Closing Date, the Company agrees to deposit and shall deposit with the Escrow Agent, by wire transfer of immediately available funds, cash in the amount of [ten percent]3/ of the Unaudited Net Retained Earnings Amount (the "Escrow Deposit"). Such Escrow Deposit, as from time to time invested and reinvested as herein provided, is sometimes called the "Escrow Fund." The Escrow Agent will hold, invest and dispose of the Escrow Fund, and any interest or income earned which the Escrow Fund has received with respect thereto, in accordance with the terms and conditions hereof.

                       1.4 Final Distribution. As soon as practicable following the date of the preparation and delivery by the Company of the Audited Balance Sheet in accordance with Section 3.1, the Company agrees to pay and shall pay to Acker the amount, if any, by which the Audited Net Retained Earnings Amount exceeds the


- --------
2/ The date should reflect the last date prior to the Effective Date for which the Company is reasonably able to prepare consolidated balance sheets.

3/ Appropriate percentage of the Unaudited Net Retained Earnings Amount to be determined.





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Unaudited Net Retained Earnings Amount. As used herein, "Audited Net Retained
Earnings Amount" means the S corporation earnings of the Company net of any advances against such earnings previously paid to Acker and net of any amounts owed by Acker to the Company, in each case as reflected in the Audited Balance Sheet delivered in accordance with Section 3.1.

                  2. Investment of the Escrow Fund. The Escrow Agent, as directed in writing by the Company, shall invest any or all of the Escrow Fund, and any undistributed interest or income earned which the Escrow Fund has received with respect thereto, in its sole discretion, in any of the following:

                       (a) overnight money market sweep vehicles or mutual funds of the Escrow Agent or others;

                       (b) marketable obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, in each case maturing within one year from the acquisition thereof;

                       (c) certificates of deposit (including certificates of deposit issued by the Escrow Agent, money market certificates and similar instruments) of or accounts with national banks or corporations endowed with trust powers having, in any case, capital and surplus in excess of $100,000,000 at the time of investment, in each case maturing within one year from the acquisition thereof;

                       (d) commercial paper at the time of investment rated A-1 by Standard & Poor's Ratings Group (a division of McGraw-Hill Inc.) or Prime-1 by Moody's Investors Service, Inc.; and



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                                                                               5




                       (e) marketable direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, in each case maturing one year from the acquisition thereof, and having as of any date of determination one of the two highest published ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

                  The Escrow Agent shall have no liability for any loss sustained by the Escrow Fund by reason of any investment made in accordance with this Section 2.1 or for any failure to invest all or any part of the Escrow Fund.

                  3. Distribution of the Escrow Fund.

                       3.1 Delivery of Audited Balance Sheet. Not later than 60 days after the date hereof, the Company shall prepare, and shall cause BDO Seidman, LLP or another reputable firm of independent public accountants acceptable to the Company, Acker and the Representative (the "Accountants") to examine and report on, a consolidated balance sheet of the Company which shall fairly present the financial condition of the Company and its Subsidiaries as of the Effective Date after giving effect to the Reorganization Transactions and which shall be prepared in conformity with generally accepted accounting principles and on a basis consistent with the audited balance sheet of the Company as of December 31, 1995 included in the Registration Statement (the "Audited Balance Sheet"). Without limiting the generality of the foregoing, the Audited Balance Sheet shall be prepared so as to clearly and accurately disclose the accumulated and undistributed S corporation earnings of the Company as of the Effective Date, all prior advances against such



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                                                                               6




earnings previously paid to Acker or any other shareholder prior to such date and all amounts owed to the Company by Acker or any other shareholder as of such date. As soon as practicable following preparation of the Audited Balance Sheet, the Company shall deliver copies of such Audited Balance Sheet and of the report of the Accountants thereon to Acker, the Representative and the Escrow Agent.

                       3.2 Distribution and Payment in the Case of Overstatement.

                            (a) If the Audited Balance Sheet discloses that the
Unaudited Net Retained Earnings Amount exceeds the Audited Net Retained Earnings Amount (an "Overstatement"), then the Company shall furnish to Acker, the Representative and the Escrow Agent a certificate stating that it is being delivered pursuant to this Section 3.2 and the amount of such Overstatement. Upon receipt of such certificate, the Escrow Agent shall pay (i) to the Company, an amount equal to the amount of the Overstatement, together with an amount equal to the interest or income earned which the Escrow Fund has received with respect to such amount, and (ii) to Acker, the balance, if any, remaining in the Escrow Account.

                            (b) If the amount of the Overstatement, together
with undistributed interest or income which the Escrow Fund has received since the Effective Date, exceeds the amount of the Escrow Fund (a "Shortfall"), the Escrow Agent shall forthwith give notice of such fact and of the amount of the Shortfall to the Company, Acker and the Representative, and shall simultaneously pay to the Company all amounts in the Escrow Account, and, as soon as practicable after receipt




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of such notice, Acker shall pay to the Company an amount equal to the amount of the Shortfall.

                       3.3 Distribution and Payment in the Case of Understatement. If the Audited Balance Sheet discloses that the Audited Net Retained Earnings Amount exceeds the Unaudited Net Retained Earnings Amount (an "Understatement"), then the Company shall furnish to Acker, the Representative and the Escrow Agent a certificate stating that it is being delivered pursuant to this Section 3.3. and the amount of such Understatement. As soon as practicable after receipt of such certificate, the Escrow Agent shall pay to Acker all amounts then held by it in the Escrow Account, and the Company shall pay to Acker an amount equal to the Understatement in accordance with Section 1.4.

                       3.4 Termination Upon Payment. Upon the final payment pursuant to this Section 3 of all amounts held in the Escrow Account, the duties of the Escrow Agent hereunder shall terminate.

                  4. Duties of Escrow Agent.

                       4.1. Limited Duties and Obligations.

                            (a) The duties, responsibilities and obligations of
the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between the Company and Acker or to which any either the Company or Acker is a party, even though reference thereto may be made herein, or to comply with any direction or





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instruction (other than those contained herein or delivered in accordance with this Agreement) from either Acker or the Company or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                            (b) This Agreement is for the exclusive benefit of
the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

                            (c) If at any time the Escrow Agent is served with
any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Fund (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Fund), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.




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                            (d) The Escrow Agent shall not be liable for any
action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the parties or any entity acting on behalf of the the Company and Acker, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Deposit, valued as of the date of deposit. The Escrow Agent may consult with legal counsel as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or government authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

                       4.2. Indemnification. The Company, on the one hand, and Acker, on the other hand, shall indemnify the Escrow Agent and hold it harmless against any loss, liability or expense incurred without gross negligence or willful





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misconduct on its part, arising out of or in connection with this Agreement, including the costs and expenses incurred in defending any such claim of liability.

                  5. Resignation; Successor Escrow Agent.

                       5.1. Resignation. The Escrow Agent may resign at any time by giving 30 days' notice of such resignation to the Company and Acker. Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund (and all undistributed interest or income earned which the Escrow Fund has received with respect thereto) as depositary. In such event the Escrow Agent shall not take any action until the Company and Acker have designated a banking corporation, trust company or any other mutually acceptable person as successor Escrow Agent. Upon receipt of joint written instructions from the Company and Acker expressly indicating that a successor Escrow Agent has been appointed, the Escrow Agent shall promptly deliver the Escrow Fund (and all interest or income earned which the Escrow Fund has received with respect thereto) to such successor Escrow Agent and thereafter shall have no further obligations hereunder.

                       5.2. Termination of Escrow Agent. The Company and Acker together may terminate the appointment of the Escrow Agent hereunder upon notice specifying the date upon which such termination shall take effect (the "Termination Notice"). In the event of such termination, the Company and Acker shall within 30 days of the Termination Notice jointly appoint a successor Escrow Agent and upon receipt of joint written instructions from the Company and Acker expressly indicating that a successor Escrow Agent has been appointed, the Escrow Agent shall turn over






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to such successor Escrow Agent all funds in the Escrow Fund and any other amounts held by it pursuant to this Agreement. Upon receipt of the funds and other amounts, the successor Escrow Agent shall thereupon be bound by all of the provisions hereof.

                  6. Fees and Expenses.

                  Acker shall pay the compensation of the Escrow Agent for the Escrow Agent's services hereunder and all expenses, disbursements and advances (including reasonable attorneys' fees and disbursements) incurred in carrying out the Escrow Agent's duties hereunder. To the extent that such fees or expenses are unpaid, the Escrow Agent shall be entitled to deduct such amounts from any portion of the Escrow Fund to be distributed to Acker in accordance with the terms of this Agreement.

                  7. Miscellaneous.

                       7.1. Definitions. The following capitalized terms are defined in the following Sections of this Agreement:

Term                                             Section
- ----                                             -------
Accountants                                        3.1
Acker                                            Preamble
Agreement                                        Preamble
Audited Balance Sheet                              3.1
Audited Net Retained Earnings Amount               1.4
Closing Date                                     Recitals
Company                                          Preamble
Effective Date                                   Recitals
Escrow Agent                                     Preamble
Escrow Deposit                                     1.3
Escrow Fund                                        1.3
Overstatement                                     3.2(a)






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Term                                             Section
- ----                                             -------
Public Offering                                  Recitals
Registration Statement                           Recitals
Reorganization Transactions                      Recitals
Representative                                   Recitals
S Corporation Distribution                       Recitals
Shortfall                                         3.2(b)
Termination Notice                                 5.2
Understatement                                     3.3
Underwriting Agreement                           Recitals
Unaudited Net Retained Earnings Amount             1.2



                       7.2 Method of Payment. All payments hereunder to either Acker or the Company shall be made by bank check delivered to the address for such party set forth in this Agreement or by wire transfer of immediately available funds to an account designated in writing by the party receiving the payment.

                       7.3. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:





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                              (a) if to the Company, to:


                                        Sleepy's, Inc.
                                        175 Central Avenue South
                                        Bethpage, New York  11714

                                        Attention:  President
                                        Telephone: (516) 844-8800
                                        Facsimile: (516) 844-8896

                                        with a copy to:

                                        Parker Chapin Flattau & Klimpl, LLP
                                        1211 Avenue of the Americas
                                        New York, New York  10036

                                        Attention: Gary J. Simon, Esq.
                                        Telephone: (212) 704-6000
                                        Facsimile: (212) 704-6288

                              (b) if to Acker, to:

                                        Mr. Harry Acker
                                        c/o Sleepy's, Inc.
                                        175 Central Avenue South
                                        Bethpage, New York

                                        Telephone: (516) 844-8800
                                        Facsimile: (516) 844-8845

                                        With a copy to:



                              (c) if to the Escrow Agent, to:









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with a copy in any such case to the Representative, to:

                                        Gerard Klauer Mattison & Co., LLC
                                        529 Fifth Avenue
                                        New York, New York

                                        Attention:  Dominic A. Petito
                                        Telephone: (212) 885-4100
                                        Facsimile:  (212) 338-8991


                                        With a copy to:

                                        Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York  10019-6064

                                        Attention:  Mitchell S. Fishman, Esq.
                                        Telephone: (212) 373-3000
                                        Facsimile:  (212) 757-3990

                       7.4. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                       7.5. Waivers and Amendments. This Agreement may be amended, extended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege preclude any




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other or further exercise thereof or the exercise of any other such right, power or privilege.

                       7.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                       7.7. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable except by operation of law, and any purported assignment in violation hereof shall be null and void.

                       7.8. Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                       7.9. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.




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                       7.10. Headings and Sections. The headings in this
Agreement are for reference only and shall not affect the interpretation of this Agreement. All references in this Agreement to Sections shall be deemed references to such parts of this Agreement, unless expressly specified otherwise herein.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    ESCROW AGENT:

                                            [_____]



                                            By:___________________________
                                               Name:
                                               Title:



                                            ___________________________
                                            Harry Acker


                                    COMPANY:

                                            SLEEPY'S, INC.



                                            By:___________________________
                                               Name:
                                               Title:




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